                                  EXHIBIT 99.1

                                  PRESS RELEASE


Friday November 14, 3:13 pm Eastern Time

Company Press Release

Omni Multimedia Group, Incorporated Makes Announcement

MILLBURY, Mass. OMNI MULTIMEDIA GROUP, INC. (AMEX: OMG). and related debtors (its subsidiaries) filed today for Chapter 11 protection before the US Bankruptcy Court for the Western District of Massachusetts.

The Company needs to restructure its balance sheet in order to attract the necessary capital required to achieve profitability.

The Company experienced substantial sales growth during the first two quarters of FY 1998 and this growth is continuing. Quarterly losses have also been reduced significantly.

OMNI MULTIMEDIA GROUP, INC. plans to present a restructuring plan to allow it to emerge from Chapter 11 as soon as possible.

OMNI MULTIMEDIA GROUP, INC. offers the software market complete turnkey software manufacturing and distribution through its wholly-owned subsidiaries, OMNI Resources Corporation and 4CDs Corporation. OMNI Resources Corporation provides CD-ROM mastering and replication with six color screen and offset CD printing as well as disk duplication, four color in-house printing, packaging, assembly and fulfillment. 4CDs Corporation provides a sale outlet for software developers through the 4CDs Multimedia Internet Catalog (www.4cds.com) and a growing capability in Electronic Channel Services (ECS) including CD encryption and electronic software distribution. Together, the OMNI Companies offer the software industry vertically integrated software manufacturing, fulfillment and distribution with retail and wholesale capabilities.